Exhibit 99.1

iBio Reports Fiscal Third Quarter 2021 Financial Results and Provides Corporate Update

Bryan, TX / May 17, 2021 / (GLOBE NEWSWIRE) / iBio, Inc. (NYSEA:IBIO) (“iBio” or the “Company”), a biotech innovator and biologics contract manufacturing organization, today announced its financial results for the fiscal quarter ended March 31, 2021.

“Our focus on strategy execution was reflected in our third quarter results as we advanced our second-generation COVID-19 vaccine candidate, defended our intellectual property rights, and achieved strong year-over-year revenue growth while adding new development services clients,” said Tom Isett, Chairman & CEO of iBio. “Also, more recently, we saw continued progress on new product and pipeline additions, including line extensions to our Bioanalytical Services offering, and a planned investment in the establishment of a new Drug Discovery team. Importantly, we believe that when our new discovery capabilities are installed, we will be able to more fully leverage the many ‘speed-to-clinic’ advantages conveyed by our proprietary FastPharming® System.”

Fiscal Third Quarter and Recent Business Developments:

Vaccines

•	In May 2021, iBio reported on development of IBIO-202, a subunit vaccine candidate that targets the nucleocapsid protein (“N protein”) of SARS-CoV-2. Using its FastPharming System, iBio has successfully expressed N protein antigens and has initiated both intramuscular and intranasal preclinical studies to evaluate antigen-adjuvant combinations that may provide strong T-cell memory and immune responses. Initial results are expected in early Q1 FY2022.

•	The Company also announced that IBIO-201, its COVID-19 vaccine candidate combining antigens derived from the spike protein (“S protein”) fused with its patented LicKM™ Immunostimulator, had completed IND-enabling toxicology studies, with no adverse effects observed at low or high doses.

•	In support of approval for production of its lead animal health product candidate, IBIO-400, the Company submitted an “Outline of Production” and facility documentation to the U.S. Department of Agriculture for review.

Therapeutics

•	Today, iBio announced its plans to establish drug discovery capabilities in the San Diego, CA, area, with an initial focus upon monoclonal antibodies for use in oncology.

•	The Company continued pre-clinical development of IBIO-100, with initiation of IND-enabling studies expected in FY 2022.

Contract Development and Manufacturing (“CDMO”) Services

•	In May 2021, iBio announced that it concluded its lawsuit with Fraunhofer USA, Inc. (“Fraunhofer USA”) as described in full detail in the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on May 4, 2021.

•	Today, iBio announced an expanded menu of Bioanalytical Services, including intact protein analysis, new proteomic assays and middle-down characterization for monoclonal antibodies. The Company’s Bioanalytical Services were previously available only to FastPharming Development and Manufacturing Services clients, but are now available to biologics developers using alternative protein expression systems.

Research & Bioprocess Products

•	iBio continues to make progress towards launching certain cytokines and growth factors as part of a new catalog of products for research and further manufacturing uses.

“We are excited about the advancement of a differentiated second-generation COVID-19 vaccine candidate,” said Mr. Isett. “Additionally, we are pleased with the protection of - and compensation for - our IP in plant-based biologics, as we further develop our FastPharming Technologies. Moreover, we continue to see increased demand from new and existing customers for our CDMO Services, even while we are in the midst of our transformation.”

With reference to the Company’s planned establishment of in-house drug discovery capabilities, Mr. Isett commented, “We believe that our investment in fast, translatable drug discovery activities will enable us to optimally leverage our FastPharming System to create a robust pipeline of truly innovative molecules and fast-followers, particularly in the field of oncology.”

Fiscal Third Quarter and Recent Corporate Developments:

•	Fiscal year to-date, iBio increased staffing by approximately 21% to 57 employees.

•	During the fiscal third quarter, iBio further strengthened its leadership team with the additions of Dr. Martin B. Brenner as Chief Scientific Officer and Mr. Robert M. Lutz as Chief Financial & Business Officer, effective January 18 and March 4, 2021, respectively.

“The key additions of Martin and Rob - along with the recruitment of many talented new employees to our R&D and Operations functions - reflect the ongoing rapid and successful transformation of iBio,” said Mr. Isett.  “By further expanding the capabilities of our team this quarter, we delivered new pipeline candidates, new service products and continued to advance other key initiatives. Clearly, our ability to execute and deliver value to shareholders has been further elevated this quarter, and we expect that the investment in the new Drug Discovery Team will yield significant returns as we seek to make the FastPharming System the bioprocess platform-of-choice.”

Financial Results:

For the fiscal quarter ended March 31, 2021, iBio reported revenues of approximately $0.8 million, an increase of $0.7 million from $0.1 million in the fiscal quarter ended March 31, 2020.

To further clarify the results of its operations for investors, from this quarter forward, iBio will include Cost of Goods Sold (“COGS”) and Gross Profit line items in its financial statements. For the three-months ended March 31, 2021, iBio reported COGS of approximately $0.5 million and gross profit of $0.3 million, compared to COGS of $0.1 million and gross profit that was not significant for the three months ended March 31, 2020. Since iBio’s revenue is currently derived from a small number of contracts, and revenue recognition from development and manufacturing services is generally subject to volatility due to timing, the Company expects that gross profit and gross profit percentage may fluctuate significantly from quarter to quarter.

R&D expenses for the fiscal quarter ended March 31, 2021 were approximately $2.2 million, compared with approximately $1.1 million in the same period of 2020. The increase in R&D expense of approximately $1.1 million was primarily related to increases in personnel and other expenses to support the Company’s development of a portfolio of proprietary therapeutics and vaccines.

G&A expenses for the fiscal quarter ended March 31, 2021 were approximately $5.3 million, compared with approximately $3.0 million in the same period of 2020. The increase of approximately $2.3 million resulted primarily from increased headcount and increased operations to support the growth of the business.

Net loss attributable to iBio stockholders for the fiscal quarter ended March 31, 2021 was approximately $7.7 million, or $0.04 per share. This compared with a net loss of approximately $4.7 million, or $0.06 per share, in the same period of 2020.

iBio had $103.9 million in cash, cash equivalents and debt investments as of March 31, 2021. The Company further strengthened its financial position through the aforementioned settlement of litigation with Fraunhofer USA. The Company believes it will have sufficient resources to fund its planned operations at least through March 31, 2023, inclusive of its planned investment in the FastPharming Discovery Platform and potential in-licensing activities.

Webcast and Conference Call

iBio management will host a webcast and conference call at 8:00 a.m. Eastern Time today, May 17, 2021, to discuss these results and provide a corporate update.

The live and archived webcast may be accessed on the Company’s website at www.ibioinc.com under “News and Events” in the Investors section. The live call can be accessed by dialing (833) 672-0651 (domestic) or (929) 517-0227 (international) and referencing conference code: 3085726.

About iBio, Inc.

iBio is a global leader in plant-based biologics manufacturing. Its FastPharming® System combines vertical farming, automated hydroponics, and novel glycosylation technologies to rapidly deliver high-quality monoclonal antibodies, vaccines, bioinks and other proteins. iBio is developing proprietary products on the FastPharming Platform, which include biopharmaceuticals for the treatment of fibrotic and infectious diseases, amongst others. The Company’s subsidiary, iBio CDMO LLC, provides FastPharming Contract Development and Manufacturing Services, including Glycaneering™ Development Services for advanced recombinant protein design. For more information, visit www.ibioinc.com.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. These forward-looking statements are based upon current estimates and assumptions and include statements regarding the planned investment in the establishment of a new Drug Discovery team, being able to more fully leverage the many ‘speed-to-clinic’ advantages conveyed by its proprietary FastPharming® System, the planned establishment of drug discovery capabilities in San Diego, initiation of IND-enabling studies of IBIO-100 in FY 2022, the investment in fast, translatable drug discovery activities enabling the Company to optimally leverage its FastPharming System to create a robust pipeline of truly innovative molecules and fast-followers, particularly in the field of oncology, and the investment in the new Drug Discovery Team yielding significant returns as the Company seeks to make the FastPharming System the bioprocess platform-of-choice. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are subject to various risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, the ability to establish of a new Drug Discovery team, the ability to successfully leverage the many ‘speed-to-clinic’ advantages conveyed by its proprietary FastPharming System, the ability to establish drug discovery capabilities in San Diego, the ability to initiate IND-enabling studies of IBIO-100 in FY 2022, the Company’s ability to apply its investment in fast, translatable drug discovery activities to optimally leverage its FastPharming System to create a robust pipeline of truly innovative molecules and fast-followers, the Company’s ability to make the FastPharming System the bioprocess platform-of-choice, the Company’s ability to obtain regulatory approvals for commercialization of its product candidates, including its COVID-19 vaccines, or to comply with ongoing regulatory requirements, regulatory limitations relating to its ability to promote or commercialize the Company’s product candidates for specific indications, acceptance of the Company’s product candidates in the marketplace and the successful development, marketing or sale of the Company’s products, the Company’s ability to maintain its license agreements, the continued maintenance and growth of its intellectual property portfolio, the Company’s ability to establish and maintain collaborations, the Company’s ability to obtain or maintain the capital or grants necessary to fund its research and development activities, competition, the Company’s ability to retain its key employees or maintain its NYSE American listing, and the other risk factors discussed in the Company’s most recent Annual Report on Form 10-K and the Company’s subsequent filings with the SEC, including subsequent periodic reports on Forms 10-Q and 8-K. The information in this release is provided only as of the date of this release, and we undertake no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

Contacts:

Stephen Kilmer

iBio, Inc.

Investor Relations

(646) 274-3580

skilmer@ibioinc.com

iBio, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In Thousands, except share and per share amounts)

	March 31,	June 30,
	2021	2020
	(Unaudited)	(See Note 2)
Assets
Current assets:
Cash and cash equivalents	$84,627	$55,112
Accounts receivable - trade	387	75
Accounts receivable - unbilled	1	—
Subscription receivable	—	5,549
Investments in debt securities	19,296	—
Work in process	432	798
Prepaid expenses and other current assets	2,460	214
Total Current Assets	107,203	61,748

Note receivable and accrued interest	1,537	—
Finance lease right-of-use assets, net of accumulated amortization	26,380	27,616
Fixed assets, net of accumulated depreciation	6,407	3,657
Intangible assets, net of accumulated amortization	1,146	1,144
Security deposit	24	24
Total Assets	$142,697	$94,189

Liabilities and Equity
Current liabilities:
Accounts payable (related parties of $100 and $6 as of March 31, 2021 and June 30, 2020, respectively)	$1,631	$1,759
Accrued expenses (related party of $842 and $705 as of March 31, 2021 and June 30, 2020, respectively)	2,666	1,105
Finance lease obligation – current portion	318	301
Note payable – PPP loan – current portion	566	261
Deferred revenue / Contract liabilities	886	1,810
Total Current Liabilities	6,067	5,236

Note payable – PPP Loan – net of current portion	34	339
Finance lease obligation – net of current portion	31,766	32,007

Total Liabilities	37,867	37,582

Commitments and Contingencies

Equity
iBio, Inc. Stockholders’ Equity:
Preferred stock – no par value; 1,000,000 shares authorized;
iBio CMO Preferred Tracking Stock; 1 share authorized, issued and outstanding as of both March 31, 2021 and June 30, 2020	—	—
Series B Convertible Preferred Stock - $1,000 stated value; 5,785 shares authorized; 0 and 5,785 shares issued and outstanding as of March 31, 2021 and June 30, 2020, respectively	—	—
Common stock - $0.001 par value; 275,000,000 and 275,000,000 shares authorized at March 31, 2021 and June 30, 2020, respectively; 216,133,544 and 140,071,110 shares issued and outstanding as of March 31, 2021 and June 30, 2020, respectively	216	140
Additional paid-in capital	278,442	206,931
Accumulated other comprehensive loss	(70)	(33)
Accumulated deficit	(173,743)	(150,420)
Total iBio, Inc. Stockholders’ Equity	104,845	56,618
Noncontrolling interest	(15)	(11)
Total Equity	104,830	56,607
Total Liabilities and Equity	$142,697	$94,189

iBio, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited; in Thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2021	2020	2021	2020

Revenues	$765	$96	$1,880	$518

Cost of goods sold	493	86	1,275	404

Gross profit	272	10	605	114

Operating expenses:
Research and development (related party of $0, $0, $0 and $97)	2,162	1,095	6,892	2,990
General and administrative (related party of $491, $316, $1,394 and $941)	5,313	2,979	15,385	8,198
Total operating expenses	7,475	4,074	22,277	11,188

Operating loss	(7,203)	(4,064)	(21,672)	(11,074)

Other income (expense):
Interest expense (related party of $610, $616, $1,836 and $1,851)	(612)	(616)	(1,841)	(1,851)
Interest income	152	4	183	12
Royalty income	1	—	3	9

Total other income (expense)	(459)	(612)	(1,655)	(1,830)

Consolidated net loss	(7,662)	(4,676)	(23,327)	(12,904)
Net loss attributable to noncontrolling interest	1	—	4	3
Net loss attributable to iBio, Inc.	(7,661)	(4,676)	(23,323)	(12,901)
Deemed dividends – down round of Series A Preferred and Series B Preferred	—	—	—	(21,560)
Preferred stock dividends – iBio CMO Tracking Stock	(64)	(65)	(195)	(196)
Net loss attributable to iBio, Inc. stockholders	$(7,725)	$(4,741)	$(23,518)	$(34,657)

Comprehensive loss:
Consolidated net loss	$(7,662)	$(4,676)	$(23,327)	$(12,904)
Other comprehensive loss - unrealized loss on debt securities	(16)	—	(36)	—
Other comprehensive loss - foreign currency translation adjustments	—	(1)	—	(2)

Comprehensive loss	$(7,678)	$(4,677)	$(23,363)	$(12,906)

Loss per common share attributable to iBio, Inc. stockholders - basic and diluted	$(0.04)	$(0.06)	$(0.12)	$(0.74)

Weighted-average common shares outstanding - basic and diluted	215,539	79,917	188,493	47,018